UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2016

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2016, NuVasive, Inc. (the “Company”) entered into a Settlement and Patent License Agreement (the “Agreement”) with Medtronic plc together with its wholly owned subsidiaries Medtronic Sofamor Danek USA, Inc., Warsaw Orthopedic, Inc., Medtronic Puerto Rico Operations Co., and Medtronic Sofamor Danek Deggendorf GmbH (collectively, “Medtronic”) with respect to the previously announced settlement of patent litigation between the Company and Medtronic.

The Company announced on June 30, 2016 that it had reached agreement with Medtronic on terms for the settlement and that the parties intended to enter into a definitive agreement with respect to the settlement. In entering into the Agreement, the parties have formalized their agreement to settle the previously disclosed patent infringement lawsuits between the Company and Medtronic and to withdraw from related proceedings in the United States Patent and Trademark Office. As previously announced, the Company will pay Medtronic $45 million and the parties will release each other from, inter alia, any and all past patent infringement arising from the litigation originally filed against the Company by Medtronic in 2008.

Pursuant to the Agreement, the parties granted each other irrevocable, worldwide, nonexclusive, paid-up, royalty-free licenses to practice certain of their respective patents as to certain of their respective existing product lines, subject to specified exceptions and limitations. The Agreement also provides that, subject to certain limitations and exceptions, and for a period of seven years, neither party will assert against the other certain claims for patent infringement (generally claims related to spinal implants and related instruments, biologics and neuromonitoring) other than through a specified dispute resolution process, with the right to thereafter pursue claims outside that process subject to certain limitations and exceptions. Further, Medtronic has agreed that, for a period of five years, and subject to limitations and exceptions, it will not assert against the Company certain other claims for patent infringement other than through a specified dispute resolution process, with the right to thereafter pursue claims outside that process subject to certain limitations and exceptions.

The foregoing description of the terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file with the Securities and Exchange Commission. The Company may also seek to obtain confidential treatment of certain terms and provisions of the Agreement in connection with the filing of such Agreement, in accordance with the procedures of the Securities and Exchange Commission.

This Current Report on Form 8-K includes forward-looking statements that are not a description of historical facts and that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements about anticipated future actions of the Company and Medtronic in furtherance of the settlement and the expected impact of the settlement. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. The following important factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the risk that the Company or Medtronic fails to timely satisfy its obligations under the settlement agreement or otherwise comply with the terms of the settlement agreement. Additional risks and uncertainties that may affect future results are described in NuVasive’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: July 18, 2016	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, Strategy, Corporate Development and General Counsel